Exhibit 99

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
February 15, 2007	Media: Patricia Cameron 318.388.9674
patricia.cameron@centurytel.com
Investors: Tony Davis 318.388.9525
tony.davis@centurytel.com

CenturyTel Reports Fourth Quarter 2006 Earnings

Monroe, La... CenturyTel, Inc. (NYSE: CTL) announces operating results for fourth quarter 2006.

•	Operating revenues were $607.7 million compared to $620.5 million in fourth quarter 2005.
•	Operating cash flow (as defined in the attached financial schedules) was $300.0 million.
•
Net income, excluding nonrecurring items, was $79.4 million compared to $82.2 million in fourth quarter 2005. Net income, reported under GAAP, was $72.2 million compared to $78.3 million in fourth quarter 2005.

•
Diluted earnings per share, excluding nonrecurring items, was $.68 in fourth quarter 2006 compared to $.61 in fourth quarter 2005, while GAAP diluted earnings per share was $.62 in fourth quarter 2006 and $.59 in fourth quarter 2005.

•	Free cash flow (as defined in the attached financial schedules), excluding nonrecurring items, was $104.8 million in fourth quarter 2006.
•	Nearly 3.2 million shares were repurchased and retired for $132.3 million during the quarter.

Fourth Quarter Highlights	Quarter Ended	Quarter Ended
(Excluding nonrecurring items)	12/31/2006	12/31/2005	% Change
(In thousands, except per share amounts and customer units)

Operating Revenues	$607,695	$620,472	(2.1)%
Operating Cash Flow (1)	$300,039	$308,197	(2.6)%
Net Income	$79,449	$82,184	(3.3)%
Diluted Earnings Per Share	$.68	$.61	11.5%
Average Diluted Shares Outstanding	118,874	135,917	(12.5)%
Capital Expenditures	$101,037	$132,914	(24.0)%

Telephone Access Lines (2)	2,094,000	2,214,000	(5.4)%
High-speed Internet Customers	369,000	249,000	48.2%

    (1)    Operating Cash Flow is a non-GAAP financial measure. A reconciliation of this item to comparable GAAP measures is included in the attached financial schedules.
    (2)    Excluding adjustments during 2006 to reflect the removal of test lines, database conversion and clean-up, and the sale of our Arizona properties, access line losses for 2006 were approximately 107,000, a year-over-year line loss of 4.8%.

“CenturyTel generated a record $512 million of free cash flow during 2006, reflecting our continued success in aligning our costs and capital deployment with the changing landscape of our industry,” Glen F. Post, III, chairman and chief executive officer, said. “At the same time, we invested more than $300 million in our business and returned more than $800 million to shareholders through the repurchase of more than 21 million common shares.”

    Operating revenues were $607.7 million in fourth quarter 2006 compared to $620.5 million in fourth quarter 2005. Revenue increases during the quarter of approximately $17 million resulted primarily from an increase in high-speed Internet customers and growth in fiber transport revenues, as well as new initiatives. These increases were more than offset by revenue declines of approximately $30 million primarily attributable to previously anticipated lower access revenues, reduced universal service funding, and access line losses.

    Operating expenses decreased 3.1% to $434 million from $448 million in fourth quarter 2005, principally due to a $9.4 million decline in depreciation expense primarily associated with fully depreciated assets. Additionally, cash expenses were $4.6 million lower than in fourth quarter 2005 driven primarily by lower marketing, personnel and contract labor costs that more than offset increased expenses associated with new initiatives, long distance usage and growth in high-speed Internet customers.

“CenturyTel remains focused on being the broadband provider of choice in our markets. Customer demand for high-quality broadband service drove more than 29,000 high-speed Internet additions during the quarter resulting in over 120,000 net additions for the full year, a 48.2% annual increase,” Post said. “We also expanded our addressable market for broadband services during the quarter with the launch of CenturyTel’s first mesh-WiFi network in Vail, Colorado.”

    Operating cash flow for fourth quarter 2006 was $300.0 million. CenturyTel achieved an operating cash flow margin of 49.4% during the quarter versus 49.7% in fourth quarter 2005. This margin decline was expected due to the growth in lower margin revenues versus the anticipated decline in higher margin revenues discussed above.

    Net income, excluding nonrecurring items, was $79.4 million compared to $82.2 million in fourth quarter 2005. Diluted earnings per share, excluding nonrecurring items, increased to $.68 in fourth quarter 2006 compared to $.61 in fourth quarter 2005, primarily due to the reduction in diluted shares outstanding as a result of share repurchases during 2006.

    For the year 2006, operating revenues, excluding nonrecurring items, were $2.446 billion compared to $2.479 billion in 2005, a 1.4% decrease. Operating cash flow, excluding nonrecurring items, was $1.197 billion for 2006 compared to $1.274 billion a year ago. Net income, excluding nonrecurring items, was $303.0 million compared to $346.3 million in 2005, while diluted earnings per share was $2.52 compared to $2.58 in 2005.

Under generally accepted accounting principles (GAAP), net income for fourth quarter 2006 was $72.2 million compared to $78.3 million for fourth quarter 2005. Diluted earnings per share was $.62 in fourth quarter 2006 compared to $.59 in fourth quarter 2005. Fourth quarter 2006 and fourth quarter 2005 results reflect after-tax charges of $7.2 million and $3.9 million, respectively, related to impairment charges associated with certain non-operating investments.

For the year 2006, prepared in accordance with GAAP, the Company reported net income of $370.0 million, or $3.07 per diluted share, compared to net income of $334.5 million, or $2.49 per diluted share, for the year 2005. See the accompanying financial schedules for detail of the Company’s nonrecurring items for the years 2006 and 2005.

Outlook for 2007. For full year 2007, CenturyTel expects 2007 diluted earnings per share to be in the range of $2.60 to $2.70. As previously communicated, the Company expects revenue settlements related to prior periods to positively impact 2007 diluted earnings per share by $.17 to $.22. CenturyTel also expects share repurchases made during 2006 and January 2007 along with modestly lower interest expense to positively impact 2007 diluted earnings per share by $.10 to $.15. Additionally, CenturyTel believes it will continue to drive growth from the further penetration of its broadband service offerings and continued expansion in its fiber business that is anticipated to positively impact 2007 diluted earnings per share by $.08 to $.12, excluding depreciation expense. Also, lower depreciation expense, primarily due to certain telephone assets becoming fully depreciated that more than offsets higher depreciation related to broadband investments and new initiatives, is anticipated to positively impact 2007 diluted earnings per share by $.03 to $.05. These increases are expected to more than offset the negative impact on 2007 diluted earnings per share of $.30 to $.35 related to anticipated access line losses of 4.5% to 6.0% and continued pressure on access revenues.

For first quarter 2007, CenturyTel expects total revenues of $600 to $610 million and diluted earnings per share of $.60 to $.65.

Finally, the Company expects its capital expenditures in 2007 to be approximately $325 million, a slight increase over the $314 million expended in 2006.

These 2007 outlook figures exclude nonrecurring items, any share repurchases made after January 31, 2007, the pending acquisition of Madison River Communications Corp. and any future mergers, acquisitions, divestitures or other similar business transactions.

Other. During the fourth quarter of 2006, CenturyTel adopted the requirements of Staff Accounting Bulletin No. 108 (SAB 108), which required the results of operations previously reported in the first, second and third quarters of 2006 to be adjusted. The attached schedules reflect the nature of the adjustments and reconcile amounts previously reported to those amounts as adjusted for the application of SAB 108, both on a GAAP and non-GAAP basis.

In addition, the Company’s stockholders’ equity was reduced approximately $98 million during fourth quarter 2006 upon the adoption of SFAS 158, which requires companies to reflect the unrecognized actuarial loss related to pension and post-retirement plans as a reduction in stockholders’ equity.

Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow and adjustments to GAAP measures to exclude the effect of nonrecurring items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial statements. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurytel.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

Investor Call. As previously announced, CenturyTel’s management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 866.814.8448. The call will be accessible for replay through February 21, 2007, by calling 888.266.2081 and entering the conference ID number 1023612. Investors can also listen to CenturyTel’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurytel.com prior to March 8, 2007.

In addition to historical information, this release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the Company’s ability to effectively manage its expansion opportunities, including successfully financing and timely consummating pending acquisitions, successfully integrating newly-acquired properties into the Company’s operations, and retaining and hiring key personnel; possible changes in the demand for, or pricing of, the Company’s products and services; the Company’s ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the Company’s ability to collect its receivables from financially troubled communications companies; the Company’s ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effect of adverse weather; other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”); and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to the Company’s business are described in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as updated by the Company’s subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for management to identify all such factors, nor can it predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The information contained in this release is as of February 15, 2007. The Company undertakes no obligation to update any of its forward-looking statements for any reason.

CenturyTel (NYSE: CTL) is a leading provider of communications, high speed Internet and entertainment services in small-to-mid-size cities through our broadband and fiber transport networks. Included in the S&P 500 Index, CenturyTel delivers advanced communications with a personal touch to customers in 25 states. Visit us at www.centurytel.com.

__________________________________________

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

	Three months ended December 31, 2006				Three months ended December 31, 2005
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice*	$211,385			211,385	220,207			220,207	(4.0%)	(4.0%)
Network access	211,819			211,819	232,570			232,570	(8.9%)	(8.9%)
Data	92,337			92,337	80,904			80,904	14.1%	14.1%
Fiber transport and CLEC	39,770			39,770	37,214			37,214	6.9%	6.9%
Other	52,384			52,384	49,577			49,577	5.7%	5.7%
	607,695	-		607,695	620,472	-		620,472	(2.1%)	(2.1%)

OPERATING EXPENSES
Cost of services and products	223,132			223,132	212,339			212,339	5.1%	5.1%
Selling, general and administrative	84,524			84,524	99,936			99,936	(15.4%)	(15.4%)
Depreciation and amortization	126,360			126,360	135,778			135,778	(6.9%)	(6.9%)
	434,016	-		434,016	448,053	-		448,053	(3.1%)	(3.1%)

OPERATING INCOME	173,679	-		173,679	172,419	-		172,419	0.7%	0.7%

OTHER INCOME (EXPENSE)
Interest expense	(47,375)			(47,375)	(49,625)			(49,625)	(4.5%)	(4.5%)
Other income (expense)	(9,306)	(11,715)	(1)	2,409	1,320	(6,250)	(3)	7,570	(805.0%)	(68.2%)
Income tax expense	(44,765)	4,499	(2)	(49,264)	(45,780)	2,400	(4)	(48,180)	(2.2%)	2.2%
NET INCOME	$72,233	(7,216)		79,449	78,334	(3,850)		82,184	(7.8%)	(3.3%)

BASIC EARNINGS PER SHARE	$0.63	(0.06)		0.70	0.60	(0.03)		0.63	5.0%	11.1%
DILUTED EARNINGS PER SHARE	$0.62	(0.06)		0.68	0.59	(0.03)		0.61	5.1%	11.5%

AVERAGE SHARES OUTSTANDING
Basic	113,629			113,629	130,730			130,730	(13.1%)	(13.1%)
Diluted	118,874			118,874	135,917			135,917	(12.5%)	(12.5%)

DIVIDENDS PER COMMON SHARE	$0.0625			0.0625	0.0600			0.0600	4.2%	4.2%

NONRECURRING ITEMS
(1) - Impairment of nonoperating investments.
(2) - Tax effect of Item (1).
(3) - Impairment of nonoperating investment.
(4) - Tax effect of Item (3).

*Revenues previously reported as "Local service" and "Long distance" have been combined into this "Voice" category for all periods presented.

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

	Twelve months ended December 31, 2006				Twelve months ended December 31, 2005
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice*	$860,741			860,741	892,272			892,272	(3.5%)	(3.5%)
Network access	878,702	1,688	(1)	877,014	959,838			959,838	(8.5%)	(8.6%)
Data	351,495	275	(1)	351,220	318,770			318,770	10.3%	10.2%
Fiber transport and CLEC	149,088			149,088	115,454			115,454	29.1%	29.1%
Other	207,704			207,704	192,918			192,918	7.7%	7.7%
	2,447,730	1,963		2,445,767	2,479,252	-		2,479,252	(1.3%)	(1.4%)

OPERATING EXPENSES
Cost of services and products	888,414	8,585	(1)	879,829	821,929	5,853	(4)	816,076	8.1%	7.8%
Selling, general and administrative	370,272	845	(1)	369,427	388,989			388,989	(4.8%)	(5.0%)
Depreciation and amortization	523,506			523,506	531,931			531,931	(1.6%)	(1.6%)
	1,782,192	9,430		1,772,762	1,742,849	5,853		1,736,996	2.3%	2.1%

OPERATING INCOME	665,538	(7,467)		673,005	736,403	(5,853)		742,256	(9.6%)	(9.3%)

OTHER INCOME (EXPENSE)
Interest expense	(195,957)			(195,957)	(201,801)	(1,196)	(5)	(200,605)	(2.9%)	(2.3%)
Other income (expense)	121,568	106,934	(2)	14,634	3,168	(14,253)	(6)	17,421	3,737.4%	(16.0%)
Income tax expense	(221,122)	(32,477)	(3)	(188,645)	(203,291)	9,511	(7)	(212,802)	8.8%	(11.4%)
NET INCOME	$370,027	66,990		303,037	334,479	(11,791)		346,270	10.6%	(12.5%)

BASIC EARNINGS PER SHARE	$3.17	0.57		2.59	2.55	(0.09)		2.64	24.3%	(1.9%)
DILUTED EARNINGS PER SHARE	$3.07	0.55		2.52	2.49	(0.09)		2.58	23.3%	(2.3%)

AVERAGE SHARES OUTSTANDING
Basic	116,671			116,671	130,841			130,841	(10.8%)	(10.8%)
Diluted	122,229			122,229	136,087			136,087	(10.2%)	(10.2%)

DIVIDENDS PER COMMON SHARE	$0.25			0.25	0.24			0.24	4.2%	4.2%

NONRECURRING ITEMS
(1) - Severance and related costs due to workforce reduction, including revenue effect.
 (2) - Includes (i) gains of $117.8 million recorded upon redemption of Rural Telephone Bank stock and $.9 million recorded upon sale of Arizona properties, net of  (ii) $11.7 million impairment of nonoperating investments.

(3) - Includes $38.9 million net tax expense related to Items (1) and (2), net of $6.4 million net tax benefit due to the resolution of various income tax audit issues.
(4) - Expenses associated with Hurricanes Katrina and Rita.
(5) - Write-off of unamortized deferred debt costs associated with purchasing and retiring approximately $400 million of Series J notes.
(6) - Includes (i) a $16.2 million impairment of nonoperating investment and a $4.8 million debt extinguishment charge related to purchasing and retiring approximately $400 million of Series J notes, net of (ii) a $3.5 million gain on sale of nonoperating investment and $3.2 million of interest income related to the settlement of various income tax audits.
(7) - Includes (i) $1.3 million tax benefit related to the settlement of various income tax audits and (ii) $8.2 million net tax benefit of items (4) through (6).

* Revenues previously reported as "Local service" and "Long distance" have been combined into this "Voice" category for all periods presented.

CenturyTel, Inc.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND DECEMBER 31, 2005
(UNAUDITED)

	December 31,	December 31,
	2006	2005
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$25,668	158,846
Other current assets	264,449	264,170
Total current assets	290,117	423,016

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	7,893,760	7,801,377
Accumulated depreciation	(4,784,483)	(4,496,891)
Net property, plant and equipment	3,109,277	3,304,486

GOODWILL AND OTHER ASSETS
Goodwill	3,431,136	3,432,649
Other	610,477	602,556
Total goodwill and other assets	4,041,613	4,035,205

TOTAL ASSETS	$7,441,007	7,762,707

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term debt and current maturities of long-term debt	$178,012	276,736
Other current liabilities	439,553	469,494
Total current liabilities	617,565	746,230

LONG-TERM DEBT	2,412,852	2,376,070
DEFERRED CREDITS AND OTHER LIABILITIES	1,219,639	1,023,134
STOCKHOLDERS' EQUITY	3,190,951	3,617,273

TOTAL LIABILITIES AND EQUITY	$7,441,007	7,762,707

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three months ended December 31, 2006				Three months ended December 31, 2005
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
In thousands	As	recurring		recurring	As	recurring		recurring
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$173,679	-		173,679	172,419	-		172,419
Add: Depreciation and amortization	126,360	-		126,360	135,778	-		135,778
Operating cash flow	$300,039	-		300,039	308,197	-		308,197

Revenues	$607,695	-		607,695	620,472	-		620,472

Operating income margin (operating income divided by revenues)	28.6%			28.6%	27.8%			27.8%

Operating cash flow margin (operating cash flow divided by revenues)	49.4%			49.4%	49.7%			49.7%

Free cash flow (prior to debt service requirements and dividends)
Net income	$72,233	(7,216)	(1)	79,449	78,334	(3,850)	(1)	82,184
Add: Depreciation and amortization	126,360	-		126,360	135,778	-		135,778
Less: Capital expenditures	(101,037)	-		(101,037)	(132,914)	-		(132,914)
Free cash flow	$97,556	(7,216)		104,772	81,198	(3,850)		85,048

Free cash flow	$97,556				81,198
Income from unconsolidated cellular entity	(821)				(1,603)
Deferred income taxes	16,272				36,112
Changes in current assets and current liabilities	7,821				(2,366)
Decrease in other noncurrent assets	4,649				6,180
Increase in other noncurrent liabilities	152				142
Retirement benefits	(19,369)				(30,804)
Excess tax benefits from share-based compensation	(4,174)				-
Other, net	15,088				9,597
Add: Capital expenditures	101,037				132,914
Net cash provided by operating activities	$218,211				231,370

NONRECURRING ITEMS
(1) - Impairment of nonoperating investments (presented on an after-tax basis).

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Twelve months ended December 31, 2006				Twelve months ended December 31, 2005
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
In thousands	As	recurring		recurring	As	recurring		recurring
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$665,538	(7,467)	(1)	673,005	736,403	(5,853)	(3)	742,256
Add: Depreciation and amortization	523,506	-		523,506	531,931	-		531,931
Operating cash flow	$1,189,044	(7,467)		1,196,511	1,268,334	(5,853)		1,274,187

Revenues	$2,447,730	1,963	(1)	2,445,767	2,479,252	-		2,479,252

Operating income margin (operating income divided by revenues)	27.2%			27.5%	29.7%			29.9%

Operating cash flow margin (operating cash flow divided by revenues)	48.6%			48.9%	51.2%			51.4%

Free cash flow (prior to debt service requirements and dividends)
Net income	$370,027	66,990	(2)	303,037	334,479	(11,791)	(4)	346,270
Add: Depreciation and amortization	523,506	-		523,506	531,931	-		531,931
Less: Capital expenditures	(314,071)	-		(314,071)	(414,872)	-		(414,872)
	$579,462	66,990		512,472	451,538	(11,791)		463,329

Free cash flow	$579,462				451,538
Gain on asset dispositions	(118,649)				(3,500)
Income from unconsolidated cellular entity	(5,861)				(4,910)
Deferred income taxes	49,685				69,530
Changes in current assets and current liabilities	(6,651)				27,001
Decrease in other noncurrent assets	9,078				1,973
Increase in other noncurrent liabilities	709				2,638
Retirement benefits	5,963				(16,815)
Excess tax benefits from share-based compensation	(12,034)				-
Other, net	24,946				22,412
Add: Capital expenditures	314,071				414,872
Net cash provided by operating activities	$840,719				964,739

NONRECURRING ITEMS
(1) - Severance and related costs due to workforce reduction (including revenue effect).
(2) - Includes (i) $72.4 million after-tax gains recorded upon redemption of Rural Telephone Bank stock and sale of Arizona properties, (ii) $7.2 million after-tax impairment of nonoperating investments, (iii) $4.6 million severance and related costs due to workforce reduction (including revenue effect), net of tax, and (iv) $6.4 million net tax benefit due to the resolution of various income tax audit issues.

(3) - Expenses associated with Hurricanes Katrina and Rita (presented on a pre-tax basis).
(4) - Includes (i) a $10.0 million after-tax impairment of nonoperating investment, a $3.7 million after-tax expense related to purchasing and retiring approximately $400 million of Series J notes and a $3.6 million after-tax expense associated with Hurricanes Katrina and Rita, net of (ii) a $3.3 million net benefit related to the settlement of various income tax audits and a $2.2 million after-tax gain on sale of nonoperating investment.

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
FIRST, SECOND AND THIRD QUARTERS OF 2006
ADJUSTED TO REFLECT THE APPLICATION OF SAB 108
PRESENTED ON A GAAP BASIS
(UNAUDITED)

	Three months ended March 31, 2006				Three months ended June 30, 2006				Three months ended September 30, 2006
				As adjusted				As adjusted				As adjusted
	As	SAB 108		for	As	SAB 108		for	As	SAB 108		for
In thousands, except per share amounts	reported	Adjustments		SAB 108	reported	Adjustments		SAB 108	reported	Adjustments		SAB 108

OPERATING REVENUES
Voice	$217,449	(435)	(1)	217,014	216,786	(301)	(1)	216,485	216,180	(323)	(1)	215,857
Network access	225,246	77	(2)	225,323	221,586	77	(2)	221,663	219,820	77	(2)	219,897
Data	83,238			83,238	84,447			84,447	91,473			91,473
Fiber transport and CLEC	35,780			35,780	36,051			36,051	37,487			37,487
Other	49,936			49,936	50,261			50,261	55,123			55,123
	611,649	(358)		611,291	609,131	(224)		608,907	620,083	(246)		619,837

OPERATING EXPENSES
Cost of services and products	222,952	(397)	(1)	222,555	216,466	(275)	(1)	216,191	226,831	(295)	(1)	226,536
Selling, general and administrative	95,940			95,940	95,596			95,596	94,212			94,212
Depreciation and amortization	134,565	307	(2)	134,872	131,820	307	(2)	132,127	129,840	307	(2)	130,147
	453,457	(90)		453,367	443,882	32		443,914	450,883	12		450,895

OPERATING INCOME	158,192	(268)		157,924	165,249	(256)		164,993	169,200	(258)		168,942

OTHER INCOME (EXPENSE)
Interest expense	(50,086)			(50,086)	(50,639)			(50,639)	(47,857)			(47,857)
Other income (expense)	4,597			4,597	123,459			123,459	2,818			2,818
Income tax expense	(43,278)	103	(3)	(43,175)	(85,701)	98	(3)	(85,603)	(47,678)	99	(3)	(47,579)
NET INCOME	$69,425	(165)		69,260	152,368	(158)		152,210	76,483	(159)		76,324

BASIC EARNINGS PER SHARE	$0.57	0.00		0.57	1.32	0.00		1.32	0.66	0.00		0.66
DILUTED EARNINGS PER SHARE	$0.55	0.00		0.55	1.26	0.00		1.26	0.65	0.00		0.64

AVERAGE SHARES OUTSTANDING
Basic	122,394			122,394	115,441			115,441	115,221			115,221
Diluted	127,959			127,959	121,636			121,636	120,448			120,448

DIVIDENDS PER COMMON SHARE	$0.0625			0.0625	0.0625			0.0625	0.0625			0.0625

SAB 108 Adjustments
(1) To record deferral of installation revenues and related costs.
(2) To record amortization of additional billing system costs related to capitalized interest, including related revenue effect.
(3) Tax effect of Items (1) and (2).

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
FIRST, SECOND AND THIRD QUARTERS OF 2006
ADJUSTED TO REFLECT THE APPLICATION OF SAB 108
PRESENTED ON A NON-GAAP BASIS
(UNAUDITED)

	Three months ended March 31, 2006				Three months ended June 30, 2006				Three months ended September 30, 2006
	As reported			As adjusted	As reported			As adjusted	As reported			As adjusted
	excluding			excluding	excluding			excluding	excluding			excluding
	non-			non-	non-			non-	non-			non-
	recurring	SAB 108		recurring	recurring	SAB 108		recurring	recurring	SAB 108		recurring
In thousands, except per share amounts	items	Adjustments		items	items	Adjustments		items	items	Adjustments		items

OPERATING REVENUES
Voice	$217,449	(435)	(1)	217,014	216,786	(301)	(1)	216,485	216,180	(323)	(1)	215,857
Network access	224,118	77	(2)	224,195	221,586	77	(2)	221,663	219,260	77	(2)	219,337
Data	83,054			83,054	84,447			84,447	91,382			91,382
Fiber transport and CLEC	35,780			35,780	36,051			36,051	37,487			37,487
Other	49,936			49,936	50,261			50,261	55,123			55,123
	610,337	(358)		609,979	609,131	(224)		608,907	619,432	(246)		619,186

OPERATING EXPENSES
Cost of services and products	217,459	(397)	(1)	217,062	216,466	(275)	(1)	216,191	223,739	(295)	(1)	223,444
Selling, general and administrative	95,258			95,258	95,596			95,596	94,049			94,049
Depreciation and amortization	134,565	307	(2)	134,872	131,820	307	(2)	132,127	129,840	307	(2)	130,147
	447,282	(90)		447,192	443,882	32		443,914	447,628	12		447,640

OPERATING INCOME	163,055	(268)		162,787	165,249	(256)		164,993	171,804	(258)		171,546

OTHER INCOME (EXPENSE)
Interest expense	(50,086)			(50,086)	(50,639)			(50,639)	(47,857)			(47,857)
Other income (expense)	4,597			4,597	4,810			4,810	2,818			2,818
Income tax expense	(45,145)	103	(3)	(45,042)	(45,858)	98	(3)	(45,760)	(48,678)	99	(3)	(48,579)
NET INCOME	$72,421	(165)		72,256	73,562	(158)		73,404	78,087	(159)		77,928

BASIC EARNINGS PER SHARE	$0.59	0.00		0.59	0.64	0.00		0.64	0.68	0.00		0.68
DILUTED EARNINGS PER SHARE	$0.58	0.00		0.57	0.61	0.00		0.61	0.66	0.00		0.66

AVERAGE SHARES OUTSTANDING
Basic	122,394			122,394	115,441			115,441	115,221			115,221
Diluted	127,959			127,959	121,636			121,636	120,448			120,448

DIVIDENDS PER COMMON SHARE	$0.0625			0.0625	0.0625			0.0625	0.0625			0.0625

SAB 108 adjustments
(1) To record deferral of installation revenues and related costs.
(2) To record amortization of additional billing system costs related to capitalized interest, including related revenue effect.
(3) Tax effect of Items (1) and (2).